EXHIBIT 10.1

                            NOTE CONVERSION AGREEMENT

     This Note Conversion Agreement (the "Agreement") is made as of November 15, 2010, among American Telstar, Inc., a Colorado corporation (the "Company"), and Lisa Guise (the "Director").

                                    RECITALS

     A. The Director is the sole officer, sole director and majority shareholder of the Company;

     B. Since May 26, 2010 when the Director acquired a majority interest in the Company and was elected as officer and director through October 31, 2010, the Director has loaned funds to the Company (the "Loans") to fund Company expenses in the aggregate amount of Thirty Thousand One Hundred Forty and no/100 Dollars ($30,140.00).

     C. The loans were non-interest bearing with no stated maturity date.

     D. The Company and the Director have agreed that the Company should repay the Loans by means of conversion of the debt into equity of the Company pursuant to the terms of this Agreement.

                                   AGREEMENTS

     Therefore, for good and valuable consideration including the accepted conversion of the Note by all parties, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Colorado and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

     2. The Company has all requisite legal and corporate power and authority to execute and deliver this agreement, and to issue shares of common stock of the Company (the "Common Stock") upon conversion of the amounts due under the Loans and to carry out and perform its obligations under the terms of this Agreement.

     3. The authorized capital stock of the Company consists of 540,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.0001 per share, of which 650,225 shares are issued and outstanding, and 40,000,000 shares of "blank check" preferred stock, par value $0.10 per share, no shares of which are outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date hereof there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.
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     4.   All  corporate  action on the part of the Company,  its  directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, issuance and delivery of the Shares (as defined below) and the performance of all of the Company's obligations hereunder has been taken or will be taken concurrent herewith. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Shares will be subject to restrictions on transfer under state and/or federal securities laws.

     5. Upon execution of this Agreement, the Company shall cause to be issued Three Million Fourteen Thousand (3,014,000) shares of Company Common Stock (the "Shares") in conversion of the Loans by Director to the Company, representing a price of $0.01 per share, and, upon such issuance of Share, the Director and the Company agree that the Company shall have no further obligations to Director in connection with the Loans, and the Director accepts the Shares in complete fulfillment of the Company's obligations under the Loans.

     6. This Agreement shall be governed in all respects by the internal laws of the State of Colorado.

     7. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     8. This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument. Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

     9. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

The foregoing Agreement is hereby executed as of the date first above written.

COMPANY                                        DIRECTOR

American Telstar, Inc.


By: /s/ Lisa Guise                             /s/ Lisa Guise
    -------------------------------------      ---------------------------------
    Lisa Guise                                 Lisa Guise
    President and Chief Executive Officer

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